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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF SHEARMAN & STERLING]

(416) 360-8484

                                          June 13, 2001

Odyssey Re Holdings Corp.
140 Broadway, 39th Floor
New York, New York 10005

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), for the aggregate number of shares of Common Stock, $.01 par value per share (the "Shares"), of Odyssey Re Holdings Corp., a Delaware corporation (the "Company"), to be registered pursuant to the Registration Statement.

     The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and Banc of America Securities LLC and CIBC World Markets Corp., as representatives of the several underwriters named in the Underwriting Agreement.

     We have examined the Registration Statement, the Registration Statement on Form S-1 (File No. 333-57642) filed with the Commission on March 26, 2001, as amended by Amendment Nos. 1, 2, 3 and 4 thereto and originals, or copies certified or otherwise identified to our satisfaction, of such other documents and corporate records as we have deemed necessary as a basis for the opinion set forth herein. We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and by governmental authorities and
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Odyssey Re Holdings Corp.
June 13, 2001
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upon such other documents and data that we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all persons executing such documents, the conformity to original documents of all documents submitted to us as copies, and the truth and correctness of any representations and warranties contained therein.

     We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, including the statutory and case law related thereto.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

                                          Very truly yours,

                                          /s/ Shearman & Sterling